UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2012

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

California	0-10673	95-3547611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in both Santa Maria Limited Dividend Partnership Associates, a Massachusetts limited partnership (“Santa Maria”) and Marina Del Rey Limited Dividend Partnership Associates, a Massachusetts limited partnership (“Marina Del Rey”).

As previously disclosed, on October 26, 2011, Santa Maria and Marina Del Rey each entered into separate purchase and sale contracts to sell their respective investment properties to a third party.

On November 16, 2012, Santa Maria entered into an amendment to its purchase and sale contract, the terms of which extended the closing date for the sale of Santa Maria’s investment property to March 29, 2013.  Also on November 16, 2012, Marina Del Rey entered into an amendment to its purchase and sale contract, the terms of which extended the closing date for the sale of Marina Del Rey’s investment property to June 28, 2013. The Registrant’s investment balance in both Santa Maria and Marina Del Rey was zero as of September 30, 2012 and December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: November 19, 2012